UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2015
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ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 26, 2015, the Board of Directors of Encore Capital Group, Inc. (the “Company”) appointed Jonathan Clark as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Clark succeeds Paul Grinberg, who will remain with the Company in the newly established role of Group Executive, International and Corporate Development. In this role, Mr. Grinberg will oversee the Company’s European and Latin American operations while continuing his corporate development responsibilities.

Mr. Clark, 56, has served as Chief Financial Officer of Midland Credit Management, Inc., the Company’s domestic operating subsidiary, since October 2014. Prior to that, Mr. Clark’s most recent role was Executive Vice President and Chief Financial Officer of SLM Corporation, a publicly traded company more commonly known as Sallie Mae, where he served in such capacity from January 2011 until March 2013. Sallie Mae’s primary business was to originate, service, and collect on student loans. He previously served in various other executive capacities at Sallie Mae beginning in 2008. Prior to joining Sallie Mae, Mr. Clark served in various capacities, most recently as Managing Director, at Credit Suisse Securities (USA) LLC, an investment bank, from 2000 to 2007 after having served in various executive roles at Prudential Securities, The First Boston Corporation, and a variety of other companies during his career.

The terms of Mr. Clark’s employment are set forth in an employment offer letter pursuant to which Mr. Clark will receive an annual base salary of $500,000 as compensation for his services and will also be eligible to receive an annual cash bonus and annual equity grants. A copy of the employment offer letter is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment offer letter dated October 9, 2014 by and between Encore Capital Group, Inc. and Jonathan Clark

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: February 26, 2015	/s/ Greg Call
Greg Call
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment offer letter dated October 9, 2014 by and between Encore Capital Group, Inc. and Jonathan Clark